                                                                    Exhibit 1.1

                                1,000,000 SHARES

                            CIAO CUCINA CORPORATION

                                  COMMON STOCK

                             UNDERWRITING AGREEMENT

                                                                          , 1996
                                                               -----------
                                                                Cincinnati, Ohio

THE GLASER CAPITAL CORPORATION

         As Representative of the several Underwriters
Atrium One
201 East Fourth Street
Suite 1710
Cincinnati, Ohio  45202

Dear Sirs:

         Ciao Cucina Corporation, an Ohio corporation (the "Company"), proposes to issue and sell to you and the other Underwriters named in Schedule I to this Agreement (the "Underwriters") an aggregate of 1,000,000 shares of the Company's Common Stock (the "Common Stock") (such shares being hereinafter collectively referred to as the "Firm Shares"). In addition, Blue Chip Capital Fund Limited Partnership ("Blue Chip") and the Roger Lipton group (consisting of the signatories to this Agreement designated as members of such group on the signature pages hereof; such group is hereafter referred to as the "Lipton Group") (Blue Chip and the Lipton Group are hereinafter collectively referred to as the "Selling Shareholders") propose to grant to the Underwriters an option to purchase up to an additional 150,000 shares (collectively the "Optional Shares") of the Company's Common Stock to cover over-allotments. The Firm Shares and the Optional Shares are called, collectively, the "Shares" and the term "Representative" refers to you in your capacity as representative of yourself and the other Underwriters. You are also sometimes referred to herein as the "Managing Underwriter."

         The Company and the Selling Shareholders wish to confirm as follows their respective agreements with you and the other several Underwriters on whose behalf you are acting, in connection with the several purchases of the Shares by the Underwriters.

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         1. SALE AND PURCHASE OF THE SHARES.

         1.1 FIRM SHARES. On the basis of the representations, warranties and agreements contained in, and subject to the terms and conditions of, this Agreement, the Company hereby agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase at a purchase price of $__________ per Share, the number of Firm Shares set forth opposite the name of such Underwriter on Schedule I.

         1.2 OPTIONAL SHARES. On the basis of the representations, warranties and agreements contained in, and subject to the terms and conditions of, this Agreement, the Selling Shareholders hereby grant to the several Underwriters an option to purchase, severally and not jointly, all or any part of the Optional Shares at the same price per Share set forth in Section 1.1 (the "over-allotment option"). The Optional Shares shall be sold by the Selling Shareholders in the following numbers and ratios: Blue Chip and the Lipton Group will each sell one-half of the Optional Shares. The number of Optional Shares to be purchased by each Underwriter shall be in the same percentage (adjusted by the Representative to eliminate fractional shares) of the total number of Optional Shares to be purchased by the Underwriters as such Underwriter is purchasing of the Firm Shares. The over-allotment option may be exercised in whole or in part at any time or times on or before 12:00 noon, Cincinnati time, on the day before the Firm Shares Closing Date (as defined in Section 2 below), and only once at any time after that date and within 30 days after the Effective Date (as defined in Section 3 below) (or, if such 30th day shall be a Saturday or Sunday or a holiday, on the next business day thereafter when the New York Stock Exchange is open for trading), in each case upon written or telecopier notice, or verbal or telephonic notice confirmed by written or telecopier notice, by the Representative to the Company no later than 12:00 noon, Cincinnati time, on the day before the Firm Shares Closing Date or at least three days before the Optional Shares Closing Date (as defined in Section 2 below), as the case may be, setting forth the number of Optional Shares to be purchased and the time and date (if other than the Firm Shares Closing Date) of such purchase.

         1.3 SEVERAL, NOT JOINT, OBLIGATIONS. The obligations of the Underwriters under this Agreement are several and not joint.

         2. DELIVERY AND PAYMENT.

         2.1 FIRM SHARES; FIRM SHARES CLOSING DATE. Delivery by the Company of the Firm Shares to the Representative, and payment of the purchase price by certified or official bank check payable in Cincinnati clearing house (next day) funds to the Company shall take place at the offices of the Underwriters' counsel, Dinsmore & Shohl, 1900 Chemed Center, Cincinnati, Ohio 45202, at 10:00 am. Cincinnati time, on the third full business day following the date on which the Firm Shares are priced (or, if the Firm Shares are priced, as contemplated by Rule 15c- 6-1(c) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on the fourth full business day thereafter), or at such time on such other date, not later than 12 business days after the Effective Date, as shall be agreed upon by the Company and the Representative (such time and date of delivery and payment are called the "Firm Shares Closing Date").

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         2.2 OPTIONAL SHARES; OPTIONAL SHARES CLOSING DATE. To the extent the over-allotment option with respect to the Optional Shares is exercised, delivery by the Selling Shareholders of the Optional Shares, and payment of the purchase price by certified or official bank check payable in Cincinnati clearing house (next day) funds to the Selling Shareholders, shall take place at the offices of the Underwriters' counsel specified in Section 2.1 above at the time and on the date (which may be the Firm Shares Closing Date) specified in the notice referred to in Section 1.2 (such time and date of delivery and payment are called the "Optional Shares Closing Date"). The Firm Shares Closing Date and the Optional Shares Closing Date are called, individually, a "Closing Date" and, collectively, the "Closing Dates".

         2.3 REGISTRATION AND AVAILABILITY OF CERTIFICATES. Certificates representing the Firm Shares shall be registered in such names and shall be in such denominations as the Representative shall request at least three full business days before the Firm Shares Closing Date or, in the case of the Optional Shares, on the day of notice of exercise of the option as described in
Section 1.2 and shall be made available to the Representative for checking and packaging, at such place as is designated by the Representative, at least one full business day before the Firm Shares Closing Date in the case of the Firm Shares or on the Optional Shares Closing Date in the case of Optional Shares.

         2.4 EXPENSE ALLOWANCE. The Company shall pay the Representative as a nonaccountable expense allowance an amount equal to 1% of the gross offering proceeds of the Firm Shares on the Firm Shares Closing Date less a credit of $30,000 representing an advance previously paid by the Company, and, if applicable, 1% of the gross offering proceeds of the Optional Shares on the Optional Shares Closing Date.

         2.5 WARRANT. In consideration of the agreement of the Managing Underwriter to act hereunder in connection with the offering of the Shares, the Company shall issue and deliver to the Managing Underwriter a warrant (the "Warrant") to purchase shares of the Company's Common Stock in an amount equal to 10% of the number of Firm Shares purchased by the Underwriters hereunder, such Warrant to be dated as of the Effective Date and to be in the form appended hereto as Annex B. The Company represents and warrants that the Warrant has been duly authorized and, when issued and delivered in accordance with the terms hereof, will be a valid, binding and enforceable obligation of the Company.

         3. REGISTRATION STATEMENT AND PROSPECTUS; PUBLIC OFFERING.

         3.1 REGISTRATION STATEMENT AND PROSPECTUS. The Company has prepared in conformity with the requirements of the Securities Act of 1933 (the "Securities Act"), and the published rules and regulations adopted by the Securities and Exchange Commission (the "Commission") thereunder (the "Rules"), a registration statement on Form SB-2 (No. 333-5674) (the "registration statement"), including a prospectus subject to completion relating to the Shares, and has filed with the Commission the registration statement and such amendments thereof as may have been required to the date of this Agreement. Copies of such registration statement

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(including all amendments thereof) and of the related prospectus subject to completion relating to the Shares have heretofore been delivered by the Company to you.

         The term "Registration Statement" as used in this Agreement means the registration statement (including all financial schedules and exhibits), as amended or supplemented at the time it becomes effective, or, if the registration statement becomes effective prior to the execution of this Agreement, as supplemented or amended prior to the execution of this Agreement. If it is contemplated, at the time this Agreement is executed, that a post-effective amendment to the registration statement will be filed and must be declared effective before the offering of the Shares may commence, the term "Registration Statement" as used in this Agreement means the registration statement as amended by such post-effective amendment. The term "Effective Date" as used in this Agreement means the time and date upon which the Commission shall declare the Registration Statement to be effective. The term "Prospectus" as used in this Agreement means the prospectus in the form included in the Registration Statement or, if the prospectus included in the Registration Statement omits information in reliance on Rule 430A under the Rules and such information is included in a prospectus filed with the Commission pursuant to Rule 424(b) of the Rules, the term "Prospectus" means the prospectus in the form included in the Registration Statement as supplemented by the addition of the Rule 430A information contained in the prospectus filed with the Commission pursuant to Rule 424(b). The term "Prepricing Prospectus" as used in this Agreement means the prospectus subject to completion in the form included in the registration statement at the time of the initial filing of the registration statement with the Commission and as such prospectus shall have been amended from time to time prior to the date of the Prospectus.

         The Company will not file any amendment of the Registration Statement or supplement to the Prospectus to which you shall reasonably object in writing after being furnished with a copy thereof.

         3.2 PUBLIC OFFERING. The Company understands that the Underwriters propose to make a public offering of the Shares, as set forth in and pursuant to the Prospectus, as soon after the Effective Date as the Representative and the Company deem advisable. The Company hereby confirms that the Underwriters and dealers have been authorized to distribute or cause to be distributed each Prepricing Prospectus and are authorized to distribute the Prospectus (as from time to time amended or supplemented if the Company furnishes amendments thereof or supplements thereto to the Underwriters).

         4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         The Company represents and warrants to each Underwriter as follows:

         4.1 COMPLIANCE OF PREPRICING PROSPECTUS, REGISTRATION STATEMENT, AND PROSPECTUS. Each Prepricing Prospectus, at the time of filing thereof, contained all material statements which were required to be stated therein in accordance with the Securities Act and the Rules, and conformed in all material respects with the requirements of the Securities Act and the

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Rules, and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Commission has not issued any order suspending or preventing the use of any Prepricing Prospectus. When the Registration Statement shall become effective, when the Prospectus is first filed pursuant to Rule 424 (b) of the Rules, when any post-effective amendment of the Registration Statement shall become effective, when any supplement to or preeffective amendment of the Prospectus is filed with the Commission and at each Closing Date, the Registration Statement and the Prospectus (and any amendment thereof or supplement thereto) will comply with the applicable provisions of the Securities Act and the Securities Exchange Act of 1934 (the "Exchange Act"), and the respective rules and regulations of the Commission thereunder, and neither the Registration Statement nor the Prospectus, nor any amendment thereof or supplement thereto, will contain any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that the Company makes no representation or warranty as to the information contained in or omitted from the Registration Statement or the Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of and with respect to any Underwriter through the Representative, specifically for use in connection with the preparation thereof.

         4.2 DESCRIPTIONS IN AND EXHIBITS TO REGISTRATION STATEMENT AND PROSPECTUS. All contracts and other documents required to be described in or filed as exhibits to the Registration Statement or the Prospectus have been described in or filed with the Commission as exhibits to the Registration Statement or the Prospectus in accordance with the Securities Act and the Rules.

         4.3 FINANCIAL INFORMATION. The financial statements of the Company (including all notes and schedules thereto) included in the Registration Statement and the Prospectus fairly present, respectively, the financial position, the results of operations, the changes in financial position and the changes in shareholders' equity of the Company at the respective dates and for the respective periods to which they apply; such financial statements have been prepared in conformity with generally accepted accounting principles, consistently applied throughout the periods involved, and all adjustments necessary for a fair presentation of the results for such periods have been made; and the other financial and statistical information and data included in the Registration Statement and the Prospectus (and any amendment or supplement thereto) are accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company.

         4.4 INDEPENDENT ACCOUNTANTS. To the best knowledge of the Company, Joseph Decosimo and Company PLL, whose certified reports are filed with the Commission as part of the Registration Statement, are, and during the periods covered by their respective reports were, independent public accountants as required by the Securities Act and the Rules.

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         4.5 ORGANIZATION AND AUTHORITY OF COMPANY. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Ohio. The Company is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary and where such failure to be qualified would have a Material Adverse Effect (as hereinafter defined). Except as described in the Prospectus, Company has no subsidiaries. Except as described in the Prospectus, the Company does not own, lease or license any property or conduct any business outside the United States of America. Except as described in the Prospectus, the Company has all requisite power and authority, and all necessary material authorizations, approvals, consents, orders, licenses, certificates and permits of and from all federal, state and foreign governmental or regulatory officials, bodies and tribunals, to own, lease, license and operate its properties and conduct its business as now being conducted and as described in the Prospectus; the Company has fulfilled and performed all of its material obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such permit; no such authorization, approval, consent, order, license, certificate or permit contains a materially burdensome restriction other than as disclosed in the Prospectus; and the Company has all such power, authority, authorizations, approvals, consents, orders, licenses, certificates and permits (except such as may be necessary to make the Registration Statement effective and to qualify the Shares for public offering by the Underwriters under state securities or "blue sky" laws) to enter into, deliver and perform this Agreement and to issue and sell the Shares.

         4.6 INTANGIBLES. Except as described in the Prospectus, the Company owns, or possesses adequate and enforceable rights to use, all patents, patent applications, trademarks, trademark applications, service marks, copyrights, copyright applications, licenses, inventions, trade secrets and other similar rights (collectively, "Intangibles") necessary for the conduct of the material aspects of its business as described in the Prospectus and has not infringed, is not infringing, or has not received any notice of infringement of, any Intangibles of any other person which is reasonably likely to have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company or on the transactions contemplated hereby (a "Material Adverse Effect"), and the Company does not know of any basis therefor.

         4.7 PROPERTY. The Company has good and marketable title to all of the items of real property and good title to all of the items of personal property which are reflected in the financial statements referred to in subsection 4.3 or are referred to in the Prospectus as being owned by it and valid and enforceable leasehold estates in each of the items of real and personal property which are referred to in the Prospectus as being leased by it, in each case free and clear of all liens, encumbrances, claims, security interests and defects, other than those properly described in the Prospectus and those which do not and will not have a Material Adverse Effect.

         4.8 PROCEEDINGS AND INVESTIGATIONS. Except as described in the Prospectus, there are no material legal or governmental or other proceedings or investigations pending before

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any court or before or by any public body or board or, to the Company's knowledge, threatened (or any reasonable basis therefor) against, or involving the properties or business of, the Company.

         4.9 TAXES. The Company has filed all federal, state, local and foreign tax returns required to be filed by it, which returns are complete and correct in all material respects, and has paid all taxes shown due on such returns as well as all other taxes, assessments and governmental charges which have become due; no deficiency with respect to any such return has been assessed or proposed; except in each case where the failure to file, failure to pay or deficiency would not be reasonably likely to have a Material Adverse Effect.

         4.10 MATERIAL CHANGES. Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as set forth in or contemplated by the Registration Statement and the Prospectus, the Company has not (i) issued any securities, (ii) incurred any liability or obligation, direct or contingent, or entered into any transaction, not in the ordinary course of business, or (iii) declared or paid any dividend or made any distribution on any shares of its stock or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or otherwise acquire any shares of its stock. In addition, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as set forth in or contemplated by the Registration Statement and the Prospectus, there has not been any change in the capital stock and there has not been any material adverse change, or any development involving or which may reasonably be expected to involve, a prospective material adverse change, in the condition (financial or other), earnings, business, properties, net worth, results of operations or prospects of the Company, whether or not arising from transactions in the ordinary course of business.

         4.11 NO DEFAULT: AGREEMENTS. No default exists, and no event has occurred which with notice or lapse of time, or both, would constitute a default in the due performance and observance of any material term, covenant or condition, by the Company, or, to the best of the Company's knowledge, any other party, of any indenture, mortgage, deed of trust, note or any other agreement or instrument to which the Company is a party or by which it or any of its properties or businesses may be bound or affected and where such default would be reasonably likely to have a Material Adverse Effect.

         4.12 NO DEFAULT: ARTICLES AND CODE OF REGULATIONS; PERMITS, JUDGMENTS, AND REGULATIONS. The Company is not in violation of any term or provision of its Articles of Incorporation or Code of Regulations. The Company is not in violation of, nor is it required to take any action to avoid any violation of, any franchise, license, permit, judgment, decree, order, statute, rule or regulation, where the consequences of such violation or prospective violation is reasonably likely to have a Material Adverse Effect.

         4.13 NO DEFAULT: EXECUTION AND PERFORMANCE OF THIS AGREEMENT. Except for instances which do not and will not have a Material Adverse Effect, neither the execution, delivery and performance of this Agreement by the Company, nor the consummation of the

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transactions contemplated hereby (including, without limitation, the issuance and sale by the Company of the Shares), will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or an, event which with notice or lapse of time, or both, would constitute a default) under, or require any consent under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company pursuant to the terms of, any indenture, mortgage, deed of trust, note or other agreement or instrument to which the Company is a party or by which it or any of its properties or businesses is bound or any franchise, license, permit, judgment, decree, order, statute, rule or regulation or violate any provision of the Articles of Incorporation or Code of Regulations of the Company.

         4.14 CAPITAL STOCK; SHARES. All of the outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, and none of them was issued in violation of any preemptive or other right. The issuance, sale and delivery of the Firm Shares have been duly authorized by all necessary corporate action by the Company and, when issued, sold and delivered against payment therefor pursuant to this Agreement, will be duly and validly issued, fully paid and nonassessable and none of them will have been issued in violation of any preemptive or other right. Except as disclosed in the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and no commitment, plan or arrangement to issue, any share of stock of the Company or any security convertible into or exchangeable for stock of the Company. The capital stock of the Company, including the Common Stock and the Shares, conforms to all statements in relation thereto contained in the Registration Statement and the Prospectus.

         4.15 EXCHANGE ACT; NASDAQ; SECURITIES MANUAL. The Company has filed a Form 8-A Exchange Act registration statement and the Common Stock will be registered with the Commission pursuant to Section 12 of the Exchange Act as of the Effective Date. The Company has applied to have the Common Stock designated for trading on the National Association of Securities Dealers, Inc. Nasdaq SmallCap Market, which application will be effective on the Effective Date. The Company has applied for a listing in the applicable Standard & Poors or Moody's securities manual (the "Securities Manual"), and the Company's listing in the Securities Manual will be effective on or before the Effective Date.

         4.16 REGISTRATION RIGHTS. No holder of any security of the Company has the right or, because of the filing of the Registration Statement or the consummation of the transac tions contemplated in this Agreement, will have the right, which right has not been waived, to (i) have any security owned by such holder included in the Registration Statement or (ii) require any other registration statement to be filed in connection with any capital stock of the Company within 180 days from the date of the Prospectus.

         4.17 AUTHORIZATION; ENFORCEABILITY. This Agreement and the performance by the Company of its obligations under this Agreement, has been duly and validly authorized, executed and delivered by the Company and is the legal, valid and binding agreement and obligation of the Company, enforceable against the Company in accordance with its terms, except

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as (i) the enforceability hereof may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, or other laws relating to creditors, rights generally, (ii) the remedy of specific performance and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the courts before which the proceeding may be brought, and
(iii) rights to indemnity and contribution hereunder may be limited by federal or state securities laws or principles of public policy.

         4.18 PROHIBITED ACTIVITIES. Neither the Company nor, to the Company's knowledge, any director, officer, agent, employee or other person authorized to act on behalf of the Company has (i) used any funds of the Company for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from funds of the Company,
(iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977 in respect of the Company, or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment in respect of the Company.

         4.19 BOOKS AND RECORDS. The Company makes and keeps accurate books and records reflecting its assets and maintains internal accounting controls which provide reasonable assurance that (i) transactions are executed with management's authorization, (ii) transactions are recorded as necessary to permit preparation of the Company's consolidated financial statements and to maintain accountability for the assets of the Company, (iii) access to the assets of the Company is permitted only in accordance with management's authorization, and (iv) the reported accountability of the assets of the Company is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         4.20 STABILIZATION AND MANIPULATION. Neither the Company nor, to the Company's knowledge, any affiliate of the Company has taken, and the Company will not take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of the Common Stock in order to facilitate the sale or resale of any of the Shares.

         4.21 AFFILIATED TRANSACTIONS. No transaction has occurred between or among the Company and any of its officers or directors or any of the shareholders holding 10% or more of the outstanding shares of any class of the Company's stock or any affiliate or affiliates of any such officer, director or shareholder, that is required to be described in and is not described in the Prospectus.

         4.22 INVESTMENT COMPANY. The Company is not now, and after the sale of the Shares to be sold by it hereunder and application of the net proceeds from such sale as described in the Prospectus under the caption "Use of Proceeds" will not be, an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

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         4.23 GOVERNMENTAL AUTHORITIES AND REGULATIONS. Except as set forth in the Registration Statement and the Prospectus, to the Company's knowledge (i) the Company is not in violation of any order of any governmental authority directing the Company to make any material change in the method of conducting its business, (ii) the Company has conducted and is conducting its business so as to comply in all material respects with all applicable statutes and regulations, (iii) neither the Company nor any affiliated persons thereof is a party or directly or indirectly subject to any supervisory agreement or other similar operating restrictions imposed by any governmental authority which have had or may be expected to have a material effect on the conduct of any of the business of the Company.

         4.24 LOCK-UP ARRANGEMENTS. The Company has obtained from all of its officers and directors and certain of its shareholders their written letters of agreement that for a period beginning on the date of the Prospectus and ending on the close of business 180 days thereafter they will not, without the prior written consent of the Representative, offer, sell, contract to sell or grant any option for the sale of or otherwise dispose of, directly or indirectly, any shares of Common Stock of the Company (or any securities convertible into or exercisable for such shares of Common Stock) owned by them, except as provided herein or in the Registration Statement, and except for bona fide gifts to persons who agree in writing with the Representative to be bound by this clause.

         4.25 LABOR DISPUTES. The Company is not involved in any labor dispute which would have a Material Adverse Effect and no such dispute is threatened.

         4.26 CONSENTS AND APPROVALS. Except for the order of the Commission declaring the Registration Statement effective and permits and similar authorizations required under the securities or Blue Sky laws of certain jurisdictions, no consent, authorization, or approval is required from any federal, state or local governmental agency or body or from any other third party in connection with this Agreement and the transactions contemplated hereby other than such consents, authorizations or approvals as have been obtained.

         4.27 EQUITY INTERESTS. The Company does not own any shares of stock or any securities of any corporation and does not have any equity interest in any firm, partnership, association or other entity that is required to be disclosed, and is not disclosed, in the Registration Statement and the Prospectus.

         4.28 DISTRIBUTION OF OFFERING MATERIALS. The Company has not distributed and, prior to the later to occur of (i) the Closing Date and (ii) the completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Prepricing Prospectus, the Prospectus or other materials, if any, permitted by the Securities Act and the Rules.

         4.29 ENVIRONMENTAL MATTERS. The Company (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants

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or contaminants ("Environmental Laws"), (ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business, and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or approvals or, failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect.

         4.30 DOING BUSINESS WITH CUBA. The Company has complied with all provisions of Florida Statutes, ss. 517.075, relating to issuers doing business with Cuba.

         5. REPRESENTATION AND WARRANTIES OF THE SELLING SHAREHOLDERS. Each Selling Shareholder represents and warrants, as to such Selling Shareholder only and not as to the other Selling Shareholders, severally and not jointly, to each Underwriter (a) that such Selling Shareholder now has, and on the relevant Closing Date will have valid title to such of the Shares as are to be sold by such Selling Shareholder pursuant to this Agreement, free and clear of any security interests, claims, liens, equities and other encumbrances, (b) that such Selling Shareholder now has, and on the relevant Closing Date will have, the legal right and power, and all consents, approvals and authorizations required by law, to enter into this Agreement and to sell, transfer and deliver such shares of Stock in the manner provided in this Agreement and that no such action will contravene any provision of applicable law or any material agreement or other instrument binding upon such Selling Shareholder, (c) that all information furnished in writing by or on behalf of such Selling Shareholder for use in the Registration Statement and Prospectus is, and on the relevant Closing Date will be, true, correct and complete in all material respects, and (d) without having undertaken to determine the accuracy or completeness of the information contained in the Registration Statement (except as provided by such Selling Shareholder), nothing has come to the attention of such Selling Shareholder which leads it to believe that the Registration Statement contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

         6. CONDITIONS OF THE UNDERWRITERS' OBLIGATIONS. The respective obligations of the Underwriters to purchase the Shares are subject to each of the following terms and conditions:

         6.1 EFFECTIVENESS OF REGISTRATION STATEMENT; NO STOP ORDER. The Registration Statement shall have become effective not later than 5:00 P.M., Cincinnati time, on the date of this Agreement or on such later date and time as shall be consented to in writing by the Representative. At each Closing Date, if any, no stop order shall have been issued or proceedings therefor initiated or threatened by the Commission and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to your satisfaction.

         6.2 OPINION OF COMPANY COUNSEL. At each Closing Date, you shall have received the favorable opinion of Taft, Stettinius & Hollister, special securities counsel for the Company, dated the Firm Shares Closing Date or the Optional Shares Closing Date, as the case may be, addressed to the Underwriters and in form and scope satisfactory to counsel for the Underwriters, with reproduced copies or signed counterparts thereof for each of the Underwriters to the effect that:

         (i) The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Ohio, is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed), the maintenance of an office or the nature of its business makes such qualification necessary, except where the failure so to qualify would not have a Material Adverse Effect, and has full corporate power and authority and, to the best of such counsel's knowledge after due inquiry, all necessary and material authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies, to own, lease, license and operate its properties and to conduct its business as now being conducted as described in the Registration Statement and Prospectus;

         (ii) The Company has authorized and outstanding capital stock as set forth under the caption "Capitalization" in the Registration Statement and the Prospectus; all the shares of capital stock of the Company outstanding prior to the issuance of the Shares to be issued and sold by the Company hereunder have been duly authorized and validly issued and are fully paid and nonassessable and none of them were issued in violation of any preemptive or other right; the Shares to be issued and sold to the Underwriters by the Company hereunder have been duly authorized and, when issued, sold and delivered against payment therefor pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and none of them will have been issued in violation of any preemptive or, to the knowledge of such counsel after due inquiry, similar rights that entitle or will entitle any person to acquire any shares of Common Stock upon the issuance of the Shares by the Company; and the Shares and the other capital stock of the Company conform as to legal matters to the description thereof contained under the caption "Description of Securities" in the Registration Statement and the Prospectus;

         (iii) To such counsel's knowledge after due inquiry, the Company does not own any shares of stock or any securities of any corporation or have any equity interest in any firm, partnership, association or other entity that is required to be disclosed, and is not disclosed, in the Registration Statement and the Prospectus;

         (iv) The certificates evidencing the Shares are in the form approved by the Board of Directors of the Company and comply with the Code of Regulations and the Articles of Incorporation of the Company and the laws of the State of Ohio.

         (v) The Company has the corporate power and authority to enter into this Agreement and to issue, sell and deliver the Shares to be sold by it to the Underwriters as provided herein, and this Agreement has been duly and validly authorized, executed and delivered by the Company, and is a valid, legal and binding agreement and obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement of rights to indemnity and contribution hereunder may be limited by federal or state securities laws or principles of public policy and subject to the qualification that the enforceability of the Company's obligations hereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors' rights generally and by general equitable principles;

         (vi) To the best of such counsel's knowledge after due inquiry, the Company is conveying to the Underwriters good and valid title to the Shares, free and clear of any liens, encumbrances, adverse claims, security interests, or other restrictions whatsoever;

         (vii) To the best of such counsel's knowledge after due inquiry, there are (A) no contracts or other documents which are required to be described in or filed as exhibits to the Registration Statement or the Prospectus other than those described in or filed as exhibits thereto, (B) no legal or governmental or other proceedings or investigations pending or threatened against, or involving the assets, properties or business of, the Company, of a character required to be disclosed in the Registration Statement and Prospectus, which have not been so disclosed and properly described therein, and (C) no statutes or regulations applicable to the Company, or certificates, permits, grants or other consents, approvals, orders, licenses or authorizations from regulatory officials or bodies, required to be obtained or maintained by the Company, of a character required to be disclosed in the Registration Statement and Prospectus, which have not been so disclosed and properly described therein;

         (viii) Neither the execution, delivery and performance of this Agreement by the Company, nor the consummation of the transactions herein contemplated (including, without limitation, the issuance and sale by the Company of the Shares), will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in a breach of any term or provision of, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or require consent under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or asset of the Company pursuant to the terms of any agreement or instrument known to such counsel (having made due inquiry with respect thereto) to which the Company is a party or by which the Company or any of the properties or business of the Company is bound, nor will such action result in any violation of the provisions of the Articles of Incorporation or Code of Regulations of the Company or, to the knowledge of such counsel, any statute or any order, rule, or regulation applicable to the Company or, to the knowledge of such counsel, any court or any federal, state, local or other regulatory authority or other governmental body having jurisdiction over the Company;

         (ix) To the best of such counsel's knowledge after due inquiry, no consent, approval, authorization or order of, or registration or filing with, any court or governmental agency or body, domestic or foreign, is required to be obtained by or on behalf of the Company in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby (including, without limitation, the issuance and sale by the Company of the Shares), except such as may be required under the

Securities Act, by the National Association of Securities Dealers, Inc. or under state securities or Blue Sky laws;

         (x) To the best of such counsel's knowledge after due inquiry, and except for those instances which do not and will not have a Material Adverse Effect, the Company (a) is not in default (nor has an event occurred which, with notice or lapse time or both, would constitute a default) under, any indenture, mortgage, deed of trust, note, bank loan or credit agreement or any other material agreement or instrument to which the Company is a party or by which it or any of its properties or assets may be bound or affected, (b) is not in violation of any term or provision of its Articles of Incorporation or Code of Regulations, and, (c) is not in violation of any franchise, license, grant, permit, judgment, decree, order, statute, rule or regulation or has received any notice of conflict with the asserted rights of others in respect of intangibles necessary for the conduct of its business, where, in each case, such matter is required to be described in the Registration Statement and the Prospectus and is not described therein;

         (xi) The Registration Statement and the Prospectus and any amendments or supplements thereto (other than the financial statements, and other financial and statistical data included therein, as to which no opinion need be rendered) comply as to form in all material respects with the requirements of the Securities Act and the Rules;

         (xii) The Registration Statement (including all post-effective amendments, of any) is effective under the Securities Act and the Rules, and, to the best of such counsel's knowledge after due inquiry, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose are pending or threatened under the Securities Act; and any required filing of the Prospectus pursuant to Rule 424(b) has been made in accordance with Rule 424(b);

         (xiii) To the best of such counsel's knowledge after due inquiry, (A) the Company has good and marketable title to, or valid and enforceable leasehold estates in, the items of real and personal property stated in the Prospectus to be owned or leased by it, in each case free and clear of all liens, encumbrances, and security interests, other than those referred to in Prospectus and those which do not have a Material Adverse Effect, and (B) the Company owns, or possesses adequate and enforceable rights to use, the Intangibles, except as described in the Prospectus or where the lack of such ownership or possession would not have a Material Adverse Effect; and

         (iv) The Company is not, after giving effect to the sale of the Shares sold by it hereunder and application of the net proceeds from such sale as described in the Prospectus under the caption "Use of Proceeds", an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         In addition, such counsel will state that, in the course of preparation of the Registration Statement and the Prospectus, (X) such counsel had conferences with officials of the Company, its independent auditors, and with representative of the Representative and their counsel, and also had discussions with such officials of the Company with a view toward a clear understanding on their part of the requirements of the Securities Act and the Rules with reference to the preparation of registration statements and prospectuses, and (Y) such counsel's examination of the Registration Statement and Prospectus and its discussions in the above-mentioned conferences did not disclose to it any information which gives it reason to believe that the Registration Statement or the Prospectus (other than the schedules, financial statements and other financial and statistical information as to which such counsel need express no comment or opinion) at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (other than the schedules, financial statements and other financial and statistical information as to which such counsel need express no comment or opinion) contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

         Such opinion shall be to such further effect with respect to other legal matters relating to this Agreement and the sale of the shares as counsel for the Underwriters may reasonably request.

         In rendering the foregoing opinion, such counsel may rely (A) as to matters not governed by federal law or the laws of jurisdictions in which they are admitted on opinions of other legal counsel reasonably satisfactory to the Underwriters and their counsel and upon which, in such counsel's opinion, such counsel is justified in relying, (B) on the opinion of Katz, Greenberger and Norton, and (C) as to matters of fact upon certificates of public officials and officers of the Company. Where such opinion shall state that a matter is to the best of such counsel's knowledge after due inquiry, it shall mean actual knowledge of those attorneys who have provided substantive services in connection with the matters contemplated by this Agreement and may be based upon certificates of a responsible officer of the Company and letters received by the Company or such counsel from other legal counsel to the Company. Copies of all such opinions and certificates shall be furnished to counsel to the Representative on the Closing Date.

6.3 OPINION OF COUNSEL TO SELLING SHAREHOLDERS. At the Optional Shares Closing Date you shall have received the opinion of Taft, Stettinius & Hollister, counsel to the Selling Shareholders, to the effect that:

         (i) This Agreement has been duly authorized, executed and delivered by or on behalf of each of the Selling Shareholders and is a valid and binding agreement of each of the Selling Shareholders, except as rights to indemnity hereunder may be limited under applicable law;

         (ii) To the best of such counsel's knowledge in reliance upon one or more certificates from the Selling Shareholders, without independent verification, the execution, delivery and performance of this Agreement will not contravene any material agreement or other instrument binding upon any Selling Shareholder or any writ, order of injunction of any court or other governmental body, and, to the knowledge of such counsel, no consent, approval, authorization or order of, or registration or filing with, any court or governmental body or agency is required for the performance of this Agreement by any Selling Shareholder, except such as are specified and have been obtained and such as may be required by the securities or Blue Sky laws of the various states in connection with the purchase and distribution of the Shares by the Underwriters (as to which such counsel need not express any opinion);

         (iii) Each of the Selling Shareholders has good, valid and marketable title to the Shares to be sold by such Selling Shareholder and has the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Shares to be sold by such Selling Shareholder pursuant to the terms of this Agreement.

         (iv) To the best knowledge of such counsel, the delivery of the certificates representing the Shares to be sold by each Selling Shareholder pursuant to this Agreement against payment therefor as provided in this Agreement will pass valid title to such Shares to the Underwriters free and clear of any security interests, claims, liens, equities and other encumbrances, assuming that the Underwriters are each "bona fide purchasers (as defined in Section 1308.17 of the Ohio Revised Code.)

         6.4 REPRESENTATIONS AND WARRANTIES. All of the representations and warranties of the Company and the Selling Shareholders contained in this Agreement shall be true and correct on and as of the date of this Agreement and on and as of each Closing Date as if made on and as of each Closing Date.

         6.5 PERFORMANCE. Neither the Company nor any of the Selling Shareholders shall have failed at or prior to each Closing Date to have performed or complied with any of its or their agreements herein contained and required to be performed or complied with by it or them hereunder at or prior to the Closing Date.

         6.6 OFFICER'S CERTIFICATE. At each Closing Date, the Representative shall have received a certificate of the principal executive officer and the principal financial and accounting officers of the Company dated the Firm Shares Closing Date or Optional Shares Closing Date, as the case may be, stating that (i) the Company shall not have failed at or prior to the Closing Date to have performed or complied with any of its agreements herein required to be performed or complied with it hereunder at or prior to the Firm Shares Closing Date or the Optional Shares Closing Date, as the case may be, and (ii) all of the representations and warranties of the Company contained in this Agreement are be true and correct on and as of the date of this Agreement and on and as of the Firm Shares Closing Date or the Optional Shares Closing Date, as the case may be, as if made on and as of the Firm Shares Closing Date or the Optional Shares Closing Date, as the case may be.

         6.7 ACCOUNTANT'S LETTER. At the time this Agreement is executed and at each Closing Date, you shall have received a letter, addressed to the Underwriters and in form and substance satisfactory to the Representative in all respects (including the nonmaterial nature of the changes or decreases, if any, referred to in clause
6.7 (iii) below), with reproduced copies or signed counterparts thereof for each of the Underwriters, from Joseph Decosimo and Company PLL dated as of the date of this Agreement and as of each Closing Date, as the case may be:

         (i) Confirming that they are independent public accountants with respect to the Company within the meaning of the Securities Act and the applicable published Rules and stating that the answer to Item 13 of Part I of Registration Statement is correct insofar as it relates to them;

         (ii) Stating that, in their opinion, the financial statements of the Company examined by them and included in the Registration Statement and in the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published Rules;

         (iii) Stating that, on the basis of procedures used, including a formal review, made in accordance with generally accepted auditing standards but not an examination, which included a reading of the latest available unaudited interim financial statements of the Company (with an indication of the date of the latest available unaudited interim financial statements), a reading of the latest available minutes of the shareholders and board of directors of the Company and committees of such boards and inquiries to certain officers and other employees of the Company responsible for financial and accounting matters and other specified procedures and inquiries, nothing has come to their attention that would cause them to believe that: (A) the unaudited financial statements and related schedules of the Company, included in the Registration Statement and Prospectus, if any, (1) do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related Rules, or (2) were not fairly presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement and Prospectus; (B) at a specified date not more than five business days prior to the date of such letter, there was any change in the capital stock or long-term debt of the Company as compared with the amounts shown on the balance sheet of the Company included in the Registration Statement and Prospectus, other than as set forth in or contemplated by the Registration Statement and Prospectus or, if there was any change or decrease, setting forth the amount of such change or decrease; and (C) during the period from January 1, 1996 to a specified date not more than five business days prior to the date of such letter, there was any decrease in total revenues, operating income, net income or earnings per share of the Company, as compared with the corresponding period beginning January 1, 1995 other than as set forth in or contemplated by the Registration Statement and Prospectus, or, if there was any such decrease, setting forth the amount of such decrease; and

         (iv) Stating that they have compared the selected financial data, specific dollar amounts, numbers of shares, percentages of revenues and earnings and other financial information pertaining to the Company set forth in the Prospectus, which have been specified by the Representative prior to the date of this Agreement, to the extent that such amounts, numbers, percentages and information may be derived from the general accounting records of the Company, and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries and other appropriate procedures (which procedures do not constitute an examination in accordance with generally accepted auditing standards) set forth in the letter, and found them to be in agreement.

         6.8 SATISFACTORY OFFERING PROCEEDINGS; OPINION OF UNDERWRITERS' COUNSEL. All proceedings taken in connection with the sale of the Shares as herein contemplated shall be reasonably satisfactory in form and substance to the Representative and to counsel for the Underwriters, and the Underwriters shall have received from said counsel for the Underwriters a favorable opinion, dated as of each Closing Date, with respect to such of the matters set forth under subsection 6.2, and with respect to such other related matters, as the Representative may reasonably require.

         6.9 CERTIFICATES. There shall have been duly tendered to the Representative for the accounts of the several Underwriters certificates representing all the Shares agreed to be sold by the Company and/or the Selling Shareholders on each Closing Date in accordance with the provisions of this Agreement.

         6.10 NO STOP ORDER. No order suspending the sale of the Shares, in any jurisdiction designated by the Representative pursuant to subsection 7.4 hereof, shall have been issued on the Firm Shares Closing Date or the Optional Shares Closing Date, as the case may be, and no proceedings for that purpose shall have been instituted or, to the Representative's knowledge or that of the Company, shall be contemplated.

         6.11 NASD REVIEW. The National Association of Securities Dealers (the "NASD"), upon review of the terms of the public offering of the Shares, shall not have objected to the Underwriters' participation in the same.

         6.12 NASDAQ. The Shares shall have been designated or approved for designation upon notice of issuance on the Nasdaq SmallCap Market without waiver of any quantitative criterion for such designation.

         6.13 LOCK-UP LETTERS. You shall have received on or before the Closing Date all "lock-up" letters described in subsections 4.24 and 7.10 hereof.

         6.14 OTHER. The Company shall have furnished or caused to be furnished to you such further certificates and documents as you shall have reasonably requested.

         Any certificate signed by any officer of the Company and delivered to the Representative or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to the Underwriters as to the statements made therein. If any condition to the Underwriters' obligations hereunder to be fulfilled prior to or at the Firm Shares Closing Date or the Optional Shares Closing Date, as the case may be, is not so fulfilled, the Representative may, on behalf of the several Underwriters, terminate this Agreement or, if the Representative so elects, waive any such conditions which have not been fulfilled or extend the time of their fulfillment.

         7. COVENANTS OF THE COMPANY.

         The Company covenants and agrees with the several Underwriters as follows:

         7.1 REGISTRATION STATEMENT. The Company will use its best efforts to cause the Registration Statement to become effective and will notify the Representative immediately, and confirm the notice in writing, (i) when the Registration Statement and any post-effective amendment thereto becomes effective, (ii) of the issuance by the Commission of any stop order or of the initiation, or the threatening, of any proceedings for that purpose, and (iii) of the receipt of any comments from the Commission. The Company will make every reasonable effort to prevent the issuance of a stop order, and, if the Commission shall enter a stop order at any time, the Company will make every reasonable effort to obtain the lifting of such order at the earliest possible moment.

         7.2 DELIVERY OF PROSPECTUS; AMENDMENTS AND SUPPLEMENTS. During the time when a prospectus is required to be delivered under the Securities Act, the Company will comply so far as it is able with all requirements imposed upon it by the Securities Act, as now and hereafter amended, and by the Rules, from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Shares in accordance with the provisions hereof and the Prospectus. If at any time when a prospectus relating to the Shares is required to be delivered under the Securities Act any event shall have occurred as a result of which, in the opinion of counsel for the Company or counsel for the Underwriters, the Registration Statement or Prospectus as then amended or supplemented includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Registration Statement or Prospectus to comply with the Securities Act, the Company will notify the Representative promptly and prepare and file with the Commission an appropriate amendment or supplement in form satisfactory to the Representative. The cost of preparing, filing and delivering copies of such amendment or supplement shall be paid by the Company.

         7.3 DELIVERY AND USE OF PROSPECTUS. The Company will deliver to each of the several Underwriters such number of copies of each Prepricing Prospectus as may reasonably be requested by the Underwriters and, as soon as the Registration Statement, or any amendment or supplement thereto, becomes effective, deliver to the Representative three signed copies of the Registration Statement, including exhibits, and all post-effective amendments thereto and deliver to each of the several Underwriters such number of copies of the Prospectus, the Registration Statement and supplements and amendments thereto, if any, without exhibits, as the Representative may reasonably request for the purposes contemplated by the Securities Act. The Company consents to the use, in accordance with the provisions of the Securities Act and the Rules and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the several Underwriters and by dealers, prior to the date of the Prospectus, of each Prepricing Prospectus so furnished by the Company.

         7.4 BLUE SKY QUALIFICATION. The Company will endeavor in good faith, in cooperation with the Representative and their counsel, at or prior to the time the Registration Statement becomes effective, to qualify the Shares for offering and sale under the securities laws relating to the offering or sale of the Shares of such jurisdictions as the Representative may reasonably designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such registration or qualification; provided that no such qualification shall be required in any jurisdiction in which such qualification will require the Company to qualify to do business as a foreign corporation where it is not now so qualified or to take action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdictions where it is not now so subject. In each jurisdiction where such qualification shall be effected, the Company will, unless the Representative agrees that such action is not at the time necessary or advisable, file and make such statements or reports at such times as are or may reasonably be required by the laws of such jurisdiction.

         7.5 DOCUMENTS TO BE FURNISHED TO THE REPRESENTATIVE. For a period of five years from the effective date of the Registration Statement, the Company will furnish to the Representative the following:

         (i) As soon as practicable after they have been sent to shareholders of the Company or filed with the Commission, three copies of each annual and interim financial and other report or communication sent by the Company to its shareholders or filed with the Commission; and

         (ii) As soon as practicable, three copies of every press release and every material news item and article in respect of the Company or the affairs of the Company which was released by the Company.

         7.6 APPLICATION OF NET PROCEEDS. The Company will apply the net proceeds from the sale of the Shares sold by it hereunder in the manner set forth under "Use of Proceeds" in the Prospectus.

         7.7 UNAUDITED INTERIM FINANCIAL STATEMENTS. The Company will furnish to the Representative as early as practicable prior to each Closing Date, but not later than two full business days prior thereto, a copy of the latest available unaudited interim financial statements of the Company which have been read by the Company's independent public accountants as stated in their letters to be furnished pursuant to subsection 6.7 hereof.

         7.8 SECURITIES ACT AND EXCHANGE ACT REQUIREMENTS. The Company will use its best efforts to comply with all registration, filing and reporting requirements of the Securities Act or the Exchange Act, which may from time to time be applicable to the Company.

         7.9 CONSENT TO JURISDICTION. If any action or proceeding shall be brought by any of the Underwriters in order to enforce any right or remedy under this Agreement, the Company hereby consents to, and agrees that it will submit to, the jurisdiction of the courts of the State of Ohio and of any federal court sitting in the City of Cincinnati, County of Hamilton.

         7.10 LOCK-UP ARRANGEMENTS. The Company will not, without the prior written consent of the Representative, offer, sell, contract to sell or grant any option for the sale or otherwise dispose of, directly or indirectly, any shares of Common Stock of the Company (or any securities convertible into or exercisable for such shares of Common Stock) or register with the Commission any securities of the Company prior to the close of business on the date 180 days from the Effective Date, except for the registration of the Shares pursuant to the Registration Statement and except for options granted pursuant to the Company's 1996 Stock Option Plan.

         7.11 RULE 424(B) FILING. If Rule 430A of the Rules is employed, the Company will timely file the Prospectus pursuant to Rule 424(b) of the Rules and will advise you of the time and manner of such filing.

         7.12 STABILIZATION AND MANIPULATION. Except as stated in this Agreement and in the Prepricing Prospectus and Prospectus, the Company has not taken, nor will it take, directly or indirectly, any action designed to or that might reasonably by expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

         7.13 SECONDARY TRADING QUALIFICATIONS. Until such time as the Common Stock becomes eligible for trading on the Nasdaq National Market or a registered stock exchange reasonably acceptable to the Managing Underwriter, the Company shall use its best efforts to maintain the listing of the Common Stock on the Nasdaq SmallCap Market and in the Securities Manual.

         8. INDEMNIFICATION AND CONTRIBUTION.

         8.1 INDEMNIFICATION BY THE COMPANY. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities, joint or several (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they or any of them, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Prepricing Prospectus, the Registration Statement or the Prospectus or any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that such indemnity shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) on account of any losses, claims, damages or liabilities arising from the sale of the Shares upon the public offering to any person by such Underwriter if such untrue statement or omission or alleged untrue statement or omission was made in such Prepricing Prospectus, the Registration Statement or the Prospectus, or such amendment or supplement, in reliance upon and in conformity with information furnished in writing to the Company by the Representative on behalf of such Underwriter specifically for use therein. The Company shall not be liable hereunder to any Underwriter, or any controlling person thereof, to the extent that any loss, claim, damage or other liability incurred by such Underwriter arises from such Underwriter's fraudulent act or omission.

         8.2 INDEMNIFICATION BY THE UNDERWRITERS. Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, the Selling Shareholders, each person, if any, who controls the Company or any Selling Shareholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each director of the Company and each officer of the Company who signs the Registration Statement, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or omission or alleged untrue statement or mission which was made in any Prepricing Prospectus, the Registration Statement or the Prospectus, or any amendment thereof or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Company by the Representative on behalf of such Underwriter specifically for use therein; provided, however, that the obligation of each Underwriter to indemnify the Company, including any controlling person, director or officer thereof, hereunder shall not be in excess of the amount by which the total price of the Shares underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and, notwithstanding any other provision of this Agreement, no Selling Shareholder shall be required to contribute any amount in excess of he product of the number of shares sold by such Selling Shareholder times the price per share paid to such Selling Shareholder by the Underwriters pursuant hereto. No Underwriter shall be liable hereunder to the Company or any Selling Shareholder (including any controlling person, director or officer thereof) to the extent that any loss, claim, damage or other liability incurred by the Company arises from a fraudulent act or omission by the Company or such Selling Shareholder.

         8.3 INDEMNIFICATION BY THE SELLING SHAREHOLDERS. Each Selling Shareholder, severally and not jointly, agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which any such person may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse such person for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that a Selling Shareholder will only be liable in any such case and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement, or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any such amendment or supplement, in conformity with written information furnished by or on behalf of such Selling Shareholder specifically for use in the preparation thereof. In no event, however, shall the liability of any Selling Shareholder for indemnification under this Section exceed an amount equal to the offering price of the Shares sold by such Selling Shareholder to the Underwriters, less applicable underwriting discounts and commissions.

         8.4 PROCEDURES. Any party that proposes to assert the right to be indemnified under this Section 8 shall, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnifying party or parties under this
Section 8, notify each such indemnifying party of the commencement of such action, suit or proceeding, but the omission so to notify such indemnifying party of any such action, suit or proceeding shall not relieve it from any liability that it may have to any indemnified party otherwise than under this Section. In the event any such action, suit or proceeding is brought against any indemnified party and such indemnified party notifies the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and the approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, except as provided below and except for the reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized in writing by the indemnifying parties, (ii) the indemnified party shall have reasonably concluded that, because of the existence of different or additional defenses available to the indemnified party or of other reasons, there may be a conflict of interest between the indemnifying parties and the indemnified party in the conduct of the defense of such action (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) the indemnifying parties shall not have employed counsel to assume the defense of such action within a reasonable time after notice of the commencement thereof, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying parties, provided that the Company shall not be required to pay the fees and expenses of more than one additional law firm representing the Underwriters. An indemnifying party shall not be liable for any settlement of any action, suit, proceeding or claims effected without its written consent, and no settlement shall be made without including a full and complete release of the indemnified parties in form and content reasonably satisfactory to such indemnified party.

         8.5 CONTRIBUTION. If the indemnification provided for herein is unavailable to an indemnified party under subsections 8.1, 8.2 or 8.3 hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Selling shareholders, and the Underwriters respectively, from the offering of the Shares, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Selling Shareholders, and the Underwriters, respectively, in connection with the statements or omissions that resulted in such losses, claims, damages, liabili ties or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Selling Shareholders and the Underwriters, respectively, shall be deemed to be in the same proportion as the total net proceeds from the offering and sale of the Shares contemplated hereby (before deducting expenses) received by the Company and the Selling Shareholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus; provided that, in the event that the Underwriters shall have purchased any Optional Shares hereunder, any determination of the relative benefits received by the Selling Shareholders or the Underwriters from the offering and sale of the Shares shall include the net proceeds (before deducting expenses) received by the Selling Shareholders, and the underwriting discounts and commissions received by the Underwriters, from the sale of such Optional Shares, in each case computed on the basis of the respective amounts set forth in the notes to the table on the cover page of the Prospectus. The relative fault of the Company, the Selling Shareholders and the Underwriters, respectively, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Shareholders, or the Underwriters, respectively, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company, the Selling Shareholders, and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by a pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in this subsection
8.5. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in this subsection 8.5 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter hereunder exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and, notwithstanding any other provision of this Agreement, no Selling Shareholder shall be required to contribute any amount in excess of the product of the number of shares sold by such Selling Shareholder times the price per share paid to such Selling Shareholder by the Underwriters pursuant hereto. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 8 are several in proportion to the respective numbers of Firm Shares set forth opposite their names in Schedule I hereto (or such numbers of Firm Shares increased as set forth in Section 10 hereof) and not joint.

         Any party entitled to contribution shall, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 8, notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this Section except to the extent that such party has been harmed materially by the failure to receive such notice. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its written consent.

         8.6 SCOPE. The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have. In addition a successor to any Underwriter or any person controlling any Underwriter or to the Company, its directors or officers who signed the Registration Statement, or any person controlling the Company shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

         8.7 PAYMENTS. Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred, subject to the agreement of such indemnified party to return any amounts paid to it if it should be determined ultimately that the indemnified party is not entitled to indemnification under this Section 8.

         8.8 SETTLEMENT. The Company will not settle any claims made by any party or governmental unit, whether by suit, administrative action or otherwise, that arise from the offering of securities which is the subject of this Agreement, without obtaining your written consent unless such settlement includes provisions for the full satisfaction of any claims which might be made against you. No provisions of any settlement purporting to bar your rights to seek indemnification or contribution pursuant to this Agreement or otherwise shall be effective without your written consent.

         9. EFFECTIVENESS AND TERMINATION.

         9.1 EFFECTIVENESS. This Agreement shall become effective (i) upon the execution and delivery hereof by the parties hereto, or (ii) if, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto to be declared effective by the Commission before the offering of the Shares may commence, when notification of the effectiveness of the Registration Statement or such post-effective amendment has been released by the Commission.

         9.2 TERMINATION. This Agreement may be terminated by the Representative by notifying the Company at any time:

         (i) Before the earliest of (A) 10:00 am., Cincinnati time, on the business day following the Effective Date, (B) the time of release by the Representative for publication of the first newspaper advertisement that is subsequently published with respect to the Shares, and (C) the time when the Shares are first generally offered by the Representative to dealers by letter or facsimile;

         (ii) At or before any Closing Date if, in the judgment of the Representative, payment for and delivery of the Shares is rendered impracticable or inadvisable because (A) additional material governmental restrictions, not in force and effect on the date of this Agreement, shall have been imposed upon trading in securities generally or minimum or maximum prices shall have been generally established on the New York Stock Exchange, on the American Stock Exchange or on the over-the-counter market, or trading in securities generally shall have been suspended on either such Exchange or on the over-the-counter market, or (B) a general banking moratorium shall have been established by federal, Ohio or New York authorities, or (C) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis, or change in political, financial or economic conditions, the effect of which on the financial markets of the United States is such as to make it, in your judgment, impractical or inadvisable to commence or continue the offering of the Shares at the offering price to the public set forth on the cover page of the Prospectus or to enforce contracts for the resale of the Shares by the Underwriters; or

         (iii) At or before any Closing Date, if any of the conditions specified in Section 6 shall not have been fulfilled when and as required by this Agreement.

If this Agreement is terminated pursuant to any of its provisions, except as otherwise provided in this Agreement, the Company shall not be under any liability to any Underwriter, and no Underwriter shall be under any liability to the Company, except that if this Agreement is terminated by the Representative because of any failure, refusal or inability on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, the Company will reimburse the Underwriters for all reasonable out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by them in connection with the proposed purchase and sale of the Shares or in contemplation of performing their obligations hereunder, subject to the terms and conditions of a letter agreement dated January 30, 1996 and entered into among the Company and the Managing Underwriter, attached hereto as Annex A (the "Letter Agreement") and except that no Underwriter who shall have failed or refused to purchase the Shares agreed to be purchased by it under this Agreement, without reason sufficient thereunder to justify the cancellation or termination of its obligations under this Agreement, shall be relieved of any liability to the Company or to the other Underwriters for damages occasioned by its default.

         10. SUBSTITUTION OF UNDERWRITERS.

         10.1 DEFAULT IN PURCHASE OF 10% OR LESS OF SHARES. If any Underwriter or Underwriters shall fail or refuse to purchase the number of the Shares agreed by such Underwriter or Underwriters to be purchased hereunder, upon tender of such Shares in accordance with the terms hereof, and the number of the Shares not purchased does not aggregate more than 10% of the total number of the Shares set forth in Schedule I hereto, each non-defaulting Underwriter shall be obligated, severally, in the proportion which the number of Firm Shares set forth opposite its name in Schedule I hereto bears to the aggregate number of Firm Shares set forth opposite the names of all non-defaulting Underwriters or in such other proportion as may otherwise be determined by you, to purchase the Shares which such defaulting Underwriter or Underwriters agreed, but failed or refused, to purchase.

                  10.2 DEFAULT IN PURCHASE OF MORE THAN 10% OF SHARES. If any Underwriter or Underwriters shall fail or refuse to purchase the number of the Shares agreed by such Underwriter or Underwriters to be purchased hereunder, upon tender of such Shares in accordance with the terms hereof, and the number of the Shares not purchased aggregates more than 10% of the total number of the Shares set forth in Schedule I hereto, and arrangements satisfactory to you and the Company for purchase of such Shares by non-defaulting Underwriters or other persons are not made within 36 hours after such default, this Agreement will terminate. In the event of any such termination, the Company shall not be under any liability to any Underwriter (except to the extent provided in Sections 8 and 13 hereof) and none of the Underwriters (other than the defaulting Underwriters) be under any liability to the Company (except to the extent provided in Section 8 hereof).

                  10.3 OTHER. In any such case which does not result in the termination of this Agreement, either the Representative or the Company shall have the right to postpone the applicable Closing Date for a period of not more than five business days in order that necessary changes and arrangements (including any necessary amendments or supplements to the Registration Statement or Prospectus) may be effected by the Representative and the Company. The provisions of this Section 10 shall not in any way affect the liability of any defaulting Underwriter to the Company or the non-defaulting Underwriters arising out of such default. A substitute underwriter hereunder shall become an Underwriter for all purposes of this Agreement.

         11. REPRESENTATIONS AND AGREEMENTS TO SURVIVE DELIVERY. Except as the context otherwise requires, all representations, warranties and agreements contained in this Agreement shall be deemed to be representations, warranties and agreements at the Closing Dates, and such representations, warranties and agreements of the Company and the Underwriters, including the indemnity and contribution agreements contained in Section 8, shall remain operative and in full force and effect regardless of (i) any investigation made by or an behalf of any Underwriter or any person controlling any Underwriter or the Company, its directors or officers or any person controlling the Company, (ii) delivery and acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement.

         12. INFORMATION FURNISHED BY UNDERWRITERS. The information set forth in the last paragraph of the cover page, the stabilizing legend on the inside cover page, and the section captioned "Underwriting" in any Prepricing Prospectus and in the Prospectus constitute the only information furnished by or on behalf of the Underwriters through you as such information is referred to in this Agreement, including, without limitation, as such information is referred to in subsection 4.1 and
Section 8 hereof.

         13. EXPENSES. Subject to the terms of the Letter Agreement, the Company agrees to pay, or reimburse if paid by the Representative, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses incident to the performance of the obligations of the Company under this Agreement, including those relating to
(i) the preparation, printing, filing and delivery of the Registration Statement, including all exhibits thereto, each Prepricing Prospectus, the Prospectus, all amendments of and supplements to the Registration Statement and the Prospectus, and the printing of the Underwriting Agreement (including the Selected Dealer Agreements), (ii) the issuance of the Shares and the preparation and delivery of certificates for the Shares to the Underwriters,
(iii) the registration or qualification of the Shares for offer and sale under the securities or "Blue Sky" laws of the various jurisdic tions referred to in subsection 7.4, including the fees and disbursements of counsel for the Underwriters not to exceed $_________ in connection with such registration and qualification and the preparation and printing of preliminary and supplemental Blue Sky memoranda, (iv) the furnishing (including costs of shipping and mailing) to the Representative and to the Underwriters of copies of each Prepricing Prospectus, the Prospectus and all amendments of or supplements to the Prospectus, and of the several documents required by this Section to be so furnished, (v) the filing requirements of the NASD in connection with its review of the terms of the public offering, (vi) the furnishing (including costs of shipping and mailing) to the Representative and to the Underwriters of copies of all reports and information required by subsection 7.5, (vii) all transfer taxes, if any, with respect to the sale and delivery of the Shares by the Company to the Underwriters, (viii) the inclusion of the Shares on the Nasdaq SmallCap Market, (ix) the transportation and other expenses incurred by or on behalf of the Company's representatives in connection with presentations to prospective purchasers of the Shares, (x) the fees and expenses of the Company's accountants, and (xi) the inclusion of the Company in the Securities Manual.

         In addition, subject to the terms of the Letter Agreement, the Company agrees to pay the Representative whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, the Representative's out-of-pocket expenses incurred in connection with this offering, up to a maximum of $30,000 (the Managing Underwriter acknowledging that, pursuant to the Letter Agreement, it has received $30,000 as an advance against such expenses). If the offering is completed, the Company will pay to the Managing Underwriter a nonaccountable expense allowance equal to 1% of the total proceeds of the offering (including the Optional Shares), in which case the $30,000 previously paid will be credited against the nonaccountable expense allowance.

         14. MISCELLANEOUS.

         14.1 PARTIES IN INTEREST. This Agreement has been and is made for benefit of the Underwriters, the Company and their respective successors and assigns, and, to the extent expressed herein, for the benefit of persons controlling any of the Underwriters or the Company, and directors and certain officers of the Company, and their respective successors and assigns, and no other person, partnership, association or corporation shall acquire or have any right under or by virtue of this Agreement. The term successors and assigns, shall not include any purchaser of Shares from any Underwriter merely because of such purchase.

         14.2 NOTICES. All notices and communications hereunder shall be in writing and mailed, telecopied or delivered or given by telephone or verbally if subsequently confirmed in writing as follows:

         (i) To the Representative, The Glaser Capital Corporation, 201 East Fourth Street, Suite 1710, Cincinnati, Ohio 45202, Attention: Thomas G. Glaser, Chairman (with a copy to Dinsmore & Shohl, 1900 Chemed Center, 255 East Fifth Street, Cincinnati, Ohio 45202, Attention: Charles F. Hertlein, Jr., Esq.); and

         (ii) To the Company, Ciao Cucina Corporation, 700 Walnut Street, Suite 300, Cincinnati, Ohio 45202, Attention: Carl A. Bruggemeier (with copies to Taft, Stettinius & Hollister, 1800 Star Bank Center, 425 Walnut Street, Cincinnati, Ohio 45202-3957, Attention: Timothy E. Hoberg, Esq. and to Katz, Greenberger & Norton, Suite 900, 105 East Fourth Street, Cincinnati, Ohio 45202, Attention: Scott P. Kadish, Esq.).

         14.3 COUNTERPARTS. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

         14.4 CAPTIONS. The captions of the sections and subsections have been inserted as a matter of convenience and reference only and shall not control or affect the meaning or con struction of this Agreement.

         14.5 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, without giving effect to principles of conflicts of laws.

         If the foregoing correctly sets forth your understanding of the agreement between us, please sign and return to us the enclosed copies hereof, whereupon it will become a binding agreement by and among the Company and the several Underwriters in accordance with its terms.

                                  Very truly yours,

                                  Ciao Cucina Corporation

                                  By:
                                     --------------------------------
                                  Carl A. Bruggemeier, President


                                  SELLING SHAREHOLDERS:

                                  Blue Chip Capital Fund Limited Partnership

                                  By:
                                     --------------------------------
                                                                    *
                                     --------------------------------
                                          Roger H. Lipton


                                  RHL Associates

                                  By:                               *
                                     --------------------------------

                                  Roger H. Lipton Individual Retirement Account

                                  By:                               *
                                     --------------------------------

*Members of the Lipton Group

The foregoing Agreement is hereby confirmed and accepted by the undersigned in Cincinnati, Ohio, acting on behalf of itself and as the Representative of the several Underwriters named on Schedule I attached hereto as of the date first above written.

THE GLASER CAPITAL CORPORATION

By:
    -------------------------------
         Thomas G. Glaser
         Chairman

                                   SCHEDULE I

                                                               Number of
                                                               Firm Shares
Underwriter                                                    to be Purchased
-----------                                                    ---------------

                                    EXHIBITS

Annex A   - Letter Agreement

Annex B   - Form of Common Stock Warrant